Exhibit 3.1

RequestlD: 019999472 Demande n°: Transaction ID: 063790652 Transaction n°: Category ID : CT Catégorie:	Province of Ontario Province de l’Ontario Ministry of Government Services Ministere des Services gouvernementaux	Date Report Produced: 2017/03/07 Document produit le: Time Report Produced: 15:10:21 Imprimé à

Certificate of Incorporation
Certificat de constitution

This is to certify that	Ceci certifie que

TERRASCEND CORP.

Ontario Corporation No.	Numéro matricule de la personne morale en Ontario

002565066

is a corporation incorporated, under the laws of the Province of Ontario.	est une société constituée aux termes des lois de la province de l'Ontario.

These articles of incorporation are effective on	Les présents statuts constitutifs entrent en vigueur le

MARCH 07 MARS, 2017

/s/ [Illegible]

Director/Directeur
Business Corporations Act/Loi sur les sociétés par actions

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Request ID / Demande no 19999472	Ontario Corporation Number Numéro de la compagnie en Ontario 2565066

FORM 1 BUSINESS CORPORATIONS ACT	FORUMLE NUMÉRO 1 LOI SUR LES SOCIÉTÉS PAR ACTIONS

ARTICLES OF INCORPORATION
STATUTS CONSTITUTIFS

1.	The name of the corporation is: TERRASCEND CORP.	Dénomination sociale de la compagnie:

2.	The address of the registered office is: 3610 MAVIS ROAD	Adresse du siege social:

(Street & Number, or R.R. Number & if Multi-Office Building give Room No.)

(Rue et numéro, ou numéro de la R.R. et, s’il s’agit édifice à bureau, numéro du bureau)

MISSISSAUGA CANADA (Name of Municipality or Post Office) (Nom de la municiplaité ou du bureau de poste)		Ontario L5C 1W2 (Post Code / Code Postal)

3.	Number (or minimum and maximum number) of directors is:	Nombre (ou nombres minimal et maximal) d’administrateurs:
Minimum 1		Maximum 10

4.	The first director(s) is/ are: First name, initials and surname Prénom, initiales et nom de famille	Premier(s) administrateur (s): Resident Canadian State Yes or No Résident Canadien Qui / Non

Address for service, giving Street & No. or R.R. No., Municipality and Postal Code	Domicile élu, y compris la rue et le numéro, le numéro de la R.R., ou le nom de la municipalité et le code postal

*BASEM HANNA	YES

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Request ID / Demande no 19999472	Ontario Corporation Number Numéro de la compagnie en Ontario 2565066

3610 MAVIS ROAD MISSISSAUGE, ONTARIO CANADA L5C 1W2
*MICHAEL NASHAT 3610 MAVIS ROAD MISSISSAUGE, ONTARIO CANADA L5C 1W2	YES
*GOPAL BHATNAGAR 3610 MAVIS ROAD MISSISSAUGE, ONTARIO CANADA L5C 1W2	YES
*RICHARD MAVRINAC 3610 MAVIS ROAD MISSISSAUGE, ONTARIO CANADA L5C 1W2	YES

5.

Restrictions, if any, on business the corporation may carry on or on powers the corporation may exercise.

Limites, s’il y a lieu, imposées aux activités commerciales ou aux pouvoirs de la compagnie.

None.

6.

The classes and any maximum number of shares that the corporation is authorized to issue:

Catégories et nombre maximal, s’il y a lieu, d’actions que la compagnie est autorisée à émettre:

The Corporation is authorized to issue an unlimited number of common shares.

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Request ID / Demande no 19999472	Ontario Corporation Number Numéro de la compagnie en Ontario 2565066

7.

Rights, privileges, restrictions and conditions (if any) attaching to each class of shares and directors authority with respect to any class of shares which may be issued in series:

Droits, privileges, restrictions et conditions, s’il y a lieu, rattaches a chaque categorie d’actions et pouvoirs des administrateurs relatifs a chaque categorie d’actions que peut etre emise en aerie:

Not applicable.

8.

The issue, transfer or ownership of shares is/is not restricted and the restrictions (if any) are as follows:

L’emission, le transfert ou la propriete d’actions est/n’est pas restreinte. Les restrictions, s’il ya lieu, sont las suivantes:

None.

9.	Other provisions, (if any, are): Autres dispositions, s’il y a lieu: None.

10.	The names and addresses of the incorporators are Nom et adresse des fondateurs

First name, initials and last name or corporate name	Prénom, initiale et nom de famille ou dénomination sociale

Full address for service or address of registered office or of principal place of business giving street & No. or R.R. No., municipality and postal code

Domicile elu, adresse du siege social au adresse de l’etablissement principal, y compris la rue et le numero, le numero de la R.R., le nom de la municipalite et le code postal

*MAREK LORENC 100 KING STREET WEST Suite 1600 1 FIRST CANADIAN PLACE TORONTO ONTARIO CANADA M5X 1G5